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                                                                    EXHIBIT 5.1
                                                                    -----------

                              EMERSON ELECTRIC CO.
                               8000 W. FLORISSANT
                                 P. O. BOX 4100
                              ST. LOUIS, MO  63136

HARLEY M. SMITH
ASSISTANT GENERAL COUNSEL
AND ASSISTANT SECRETARY
(314) 553-2431                    June 20, 1995



Emerson Electric Co.
8000 West Florissant Avenue
St. Louis, MO  63136

Gentlemen:

         I am Assistant General Counsel and Assistant Secretary of Emerson Electric Co. (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement") which registers under the Securities Act of 1933, as amended, 208,592 shares of Common Stock of the Company (the
"Shares") which may be purchased pursuant to the Emerson/Intellution 1988 Incentive Stock Plan of Emerson Electric Co. (the "Plan"), including 208,592 Preferred Share Purchase Rights.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein.

         On the basis of the foregoing, I am of the opinion that the Shares (including the Preferred Share Purchase Rights) to which the Registration Statement relates, when sold in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement and with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                          Yours truly,

                                          /S/ HARLEY M. SMITH

                                          Harley M. Smith